Exhibit 10.1

KORTH DIRECT MORTGAGE, Inc.

2019 Stock Option Plan

1.           Purposes of the Plan. The purposes of this 2019 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock may also be granted under the Plan.

2.           Source of the Common Stock. The Stock made available to participants in this plan will be provided by the Company’s Board of Directors as authorized by the Company’s Articles of Incorporation.

3.           Definitions. As used herein, the following definitions shall apply:

(a)         “Administrator” means the Board of Directors or a Committee.

(b)         “Affiliate” means (i) an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity and (ii) an entity other than a Subsidiary in which the Company and /or one or more Subsidiaries own a controlling interest.

(c)         “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, the rules or regulations of any exchange, interdealer quotation system, or other electronic over-the-counter listing service on which the Company’s Common Stock is traded, and the applicable laws, rules or regulations of any other country or jurisdiction where Options or Restricted Common Stock are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)         “Award” means any award of an Option or Restricted Common Stock under the Plan.

(e)         “Board” means the Board of Directors of the Company.

(f)          “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations or other required deductions may be satisfied, in whole or in part, with Stock subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Company) to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of such amount.

(g)         “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Common Stock Purchase Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any material written agreement between Participant and the Company and Participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the Board or Chief Executive Officer and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) Participant’s commission of or participation in an act of fraud against the Company; (vii) Participant’s intentional material damage to the Company’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(h)         “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Company’s then outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital Common Stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(i)          “Code” means the Internal Revenue Code of 1986, as amended.

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(j)          “Committee” means one or more committees or subcommittees of the Board of Directors consisting of 2 or more individuals appointed by the Board of Directors to administer the Plan in accordance with Section 5, below.

(k)         Common Stock means the Company’s common stock as defined in its Articles of Incorporation.

(l)         “Company” means Korth Direct Mortgage Inc., a Florida corporation.

(m)        “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate and is compensated for such services, and any Director whether compensated for such services or not.

(n)         “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that, if an Employee is holding an Incentive Common Stock Option and such leave exceeds 3 months then, for purposes of Incentive Common Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period and the Incentive Common Stock Option shall thereafter automatically become a Nonstatutory Common Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(o)         “Director” means a member of the Board.

(p)         “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(q)         “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)         “Fair Market Value” means, as of any date, the per share fair market value of the Common Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Stock as reported in The Wall Street Journal for the applicable date.

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(t)          “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(u)         “Incentive Common Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive Common Stock option within the meaning of Section 422 of the Code.

(v)         “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Common Stock Purchase Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for (i) death, (ii) Disability or (iii) for Cause by the Company or a Parent, Subsidiary, Affiliate or successor thereto, as appropriate.

(w)        “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

(x)          “Nonstatutory Common Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Common Stock Option.

(y)         “Option” means a Common Stock option granted pursuant to the Plan.

(z)         “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of Common Stock option grant and a form of exercise notice.

(aa)       “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Common Stock, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value.

(bb)       “Optioned Common Stock” means Common Stock that is subject to an Option or that was issued pursuant to the exercise of an Option.

(cc)       “Optionee” means an Employee or Consultant who receives an Option.

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(dd)       “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns Common Stock possessing 50% or more of the total combined voting power of all classes of Common Stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee)       “Participant” means any holder of one or more Awards or Stock issued pursuant to an Award.

(ff)        “Board of Directors” means the Company’s Board of Directors

(gg)       “Plan” means this 2019 Common Stock Plan.

(hh)      “Restricted Common Stock” means Common Stock acquired pursuant to a right to purchase or receive Common Stock granted pursuant to Section 9, below.

(ii)         “Restricted Common Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Common Stock granted under the Plan and includes any documents attached to such agreement.

(jj)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(kk)       “Stock” means the Common Stock of the Company.

(ll)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns Common Stock possessing 50% or more of the total combined voting power of all classes of Common Stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(mm)     “Ten Percent Holder” means a person who owns Common Stock representing 10% or more of the voting power of all classes of Common Stock of the Company measured as of an Award’s date of grant.

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4.           Common Stock Subject to the Plan. Subject to the provisions of Section 11 below, the maximum aggregate number of Shares of Stock that may be issued under the Plan is 1,000,000 shares of Stock, all of which Stock may be issued under the Plan pursuant to Incentive Common Stock Options. The Stock issued under the Plan may be authorized, but unissued, or reacquired Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Stock that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Stock which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Stock issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Stock (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 11, below, in no event shall the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Incentive Common Stock Options exceed the number set forth in the first sentence of this Section 4 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated there under, any Stock that again become available for issuance pursuant to the remaining provisions of this Section 4.

5.           Administration of the Plan.

(a)         General. The Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Committee may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b)         Committee Composition. If a Committee has been appointed pursuant to this Section 5, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)         Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board of Directors to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)        to determine the Fair Market Value in accordance with Section 3(s) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)       to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii)      to determine the number of Stock to be covered by each Award;

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(iv)      to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Common Stock, or Restricted Common Stock;

(vi)      to amend any outstanding Award or agreement related to any Optioned Common Stock or Restricted Common Stock, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii)     to determine whether and under what circumstances an Option may be settled in cash under Section 8(c)(iii), below, instead of Common Stock;

(viii)    subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of Common Stock of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent;

(ix)       to approve addenda pursuant to Section 18, below, or to grant Awards to, or to modify the terms of, any outstanding Option Agreement or Restricted Common Stock Purchase Agreement or any agreement related to any Optioned Common Stock or Restricted Common Stock held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and

(x)        to construe and interpret the terms of the Plan, any Option Agreement or Restricted Common Stock Purchase Agreement, and any agreement related to any Optioned Common Stock or Restricted Common Stock, which constructions, interpretations and decisions shall be final and binding on all Participants.

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(d)         Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board of Directors, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

6.           Eligibility.

(a)         Recipients of Grants. Nonstatutory Common Stock Options may be granted to Employees and Consultants. Incentive Common Stock Options may be granted only to Employees or Consultants.

(b)         Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Common Stock Option or a Nonstatutory Common Stock Option.

(c)         ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), above, to the extent that the aggregate Fair Market Value of Stock with respect to which options designated as incentive Common Stock options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as nonstatutory Common Stock options. For purposes of this Section 6(c), incentive Common Stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Stock subject to an incentive Common Stock option shall be determined as of the date of the grant of such option.

(d)         No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

7.           Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and shall continue in effect for a term of 10 years unless sooner terminated under Section 15, below.

8.           Options.

(a)         Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Common Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

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(b)         Option Exercise Price and Consideration.

(i)        Exercise Price. The per Share exercise price for the Stock to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(1)         In the case of an Incentive Common Stock Option

a.       granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;

b.       granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(2)         Except as provided in subsection (3) below, in the case of a Nonstatutory Common Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and

(3)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(ii)       Permissible Consideration. The consideration to be paid for the Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Common Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under, and in accordance with, Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate. (4) cancellation of indebtedness; (5) other previously owned Stock that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

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(c)         Exercise of Option.

(i)        General.

(1)         Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent, Subsidiary or Affiliate, and/or the Optionee.

(2)         Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Options shall be tolled during any leave of absence; provided, however, that in the absence of such determination, vesting of Options shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(3)         Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Stock, provided that such requirement shall not prevent an Optionee from exercising the full number of shares of Stock as to which the Option is then exercisable.

(4)         Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Stock with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 10, below. The exercise of an Option shall result in a decrease in the number of shares of Stock that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares of Stock as to which the Option is exercised.

(5)         Rights as Holder of Common Stock. Until the issuance of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of Common Stock shall exist with respect to the Optioned Common Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Common Stock is issued, except as provided in Section 11, below.

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(ii)       Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)         General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Common Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 8).

(2)         Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 3 month(s) following such termination to the extent the Optionee is vested in the Optioned Common Stock.

(3)         Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 12 month(s) following such termination to the extent the Optionee is vested in the Optioned Common Stock.

(4)         Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 month(s) following termination of the Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 16 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within 12 month(s) following the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in the Optioned Common Stock.

(5)         Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 8(c)(ii)(5) shall in any way limit the Company’s right to purchase unvested Stock issued upon exercise of an Option as set forth in the applicable Option Agreement.

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(iii)       Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Stock an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.           Restricted Common Stock.

(a)         Rights to Purchase. When a right to purchase or receive Restricted Common Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Stock that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Common Stock shall be determined by the Administrator and shall be the same as is set forth in Section 8(b)(ii), above with respect to exercise of Options. The offer to purchase Stock shall be accepted by execution of a Restricted Common Stock Purchase Agreement in the form determined by the Administrator.

(b)         Repurchase Option.

(i)        General. Unless the Administrator determines otherwise, the Restricted Common Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability) at a purchase price for equal to the original purchase price paid by the purchaser to the Company for such Stock and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option may lapse at such rate as the Administrator may determine.

(ii)       Leave of Absence. The Administrator shall have the discretion to determine at any time whether and to what extent the lapsing of Company repurchase rights shall be tolled during any leave of absence; provided, however, that in the absence of such determination, such lapsing shall continue during any paid leave and shall be tolled during any unpaid leave (unless otherwise required by Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Stock purchased pursuant to the Restricted Common Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent, Subsidiary or Affiliate, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)         Other Provisions. The Restricted Common Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Common Stock Purchase Agreements need not be the same with respect to each Participant.

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(d)         Rights as a Holder of Common Stock. Once the Common Stock is purchased, the Participant shall have the rights of a holder of Common Stock, and shall be a record holder when his or her purchase and the issuance of the Common Stock is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Common Stock is purchased, except as provided in Section 11, below

10.         Taxes.

(a)         As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.

(b)         The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise or by surrendering Stock (either directly or by Common Stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Cashless Exercise must be an approved broker-assisted Cashless Exercise or the Common Stock withheld in the Cashless Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Common Stock must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Common Stock to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

11.        Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)         Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of Common Stock of the Company, (i) the numbers and class of Common Stock or other securities: (x) available for future Awards under Section 4 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each such outstanding Option, and (iii) any repurchase price per Share applicable to Stock issued pursuant to any Award shall be automatically proportionately adjusted in the event of a Common Stock split, reverse Common Stock split, Common Stock dividend, combination, consolidation, reclassification of the Stock or subdivision of the Stock. In the event of any increase or decrease in the number of issued Stock effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Stock payable in a form other than Stock in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Stock or other Common Stock or securities: (x) available for future Awards under Section 4 above and (y) covered by each outstanding Award, (ii) the exercise price per Share of each outstanding Option and (iii) any repurchase price per Share applicable to Stock issued pursuant to any Award, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Common Stock or securities convertible into Common Stock shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 11(a) or an adjustment pursuant to this Section 11(a), a Participant’s Award agreement or agreement related to any Optioned Common Stock or Restricted Common Stock covers additional or different shares of Common Stock, then such additional or different Stock, and the Award agreement or agreement related to the Optioned Common Stock or Restricted Common Stock in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Common Stock and Restricted Common Stock prior to such adjustment.

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(b)         Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)         Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital Common Stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Stock subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the Stock subject to the Awards; or (E) the cancellation of any outstanding Options or an outstanding right to purchase Restricted Common Stock, in either case, for no consideration. Notwithstanding anything under this Plan, any Award agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, a Corporate Transaction shall, unless otherwise determined by the Board, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Common Common Stock with respect to the Corporate Transaction, but only to extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.

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(d)         Transferability of Awards.

Except as set forth in this Section 12, Awards (or any rights of such Awards) may not be sold, pledged, encumbered, assigned, hypothecated, or disposed of or otherwise transferred in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 12.

Notwithstanding anything else in this Section 12, the Administrator may in its sole discretion provide that any Nonstatutory Common Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Stock subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of Nonstatutory Common Stock Options to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

12.         Non-Transferability of Common Stock Underlying Awards.

(a)         General. Notwithstanding anything to the contrary, no Participant or other Common Stockholder shall Transfer (as such term is defined below) any Stock (or any rights of or interests in such Stock) acquired pursuant to any Award (including, without limitation, Stock acquired upon exercise of an Option) to any person or entity unless such Transfer is approved by the Company prior to such Transfer, which approval may be granted or withheld in the Company’s sole and absolute discretion. “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer effected in violation of this Section 13 shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Stock that has been sold or otherwise transferred in violation of any of the provisions of the Plan or (ii) to treat as owner of such Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Stock shall have been so transferred.

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(b)         Approval Process. Any Participant or Common Stockholder seeking the approval of the Company to Transfer some or all of its Stock shall give written notice thereof to the Secretary of the Company that shall include: (1) the name of the Common Stockholder; (2) the proposed transferee; (3) the number of Shares of Stock of the Transfer of which approval is thereby requested; and (4) the purchase price, if any, of the Stock proposed for Transfer. The Company may require the Participant to supplement its notice with such additional information as the Company may request or as may otherwise be required by the applicable Option Agreement, Restricted Common Stock Purchase Agreement or other applicable written agreement. In addition such request for Transfer shall be subject to such right of first refusal, transfer provisions and any other terms and conditions as may be set forth in the applicable Option Agreement, Restricted Common Stock Purchase Agreement or other applicable written agreement.

13.         Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

14.         Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital Common Stock with respect to any Plan amendment in such a manner and to such a degree as required.

15.         Conditions Upon Issuance of Stock. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Stock under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or purchase of any Restricted Common Stock, the Company may require the person exercising the Option or purchasing the Restricted Common Stock to represent and warrant at the time of any such exercise or purchase that the Stock is being purchased only for investment and without any present intention to sell or distribute such Stock if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Stock issued upon exercise of Options or purchase of Restricted Common Stock prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer such Stock to the Company before selling or transferring it to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Common Stock Purchase Agreement.

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16.         Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

17.         Approval of Holders of Common Stock. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the Company’s shareholders within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

18.         Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

19.         Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

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